UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: August 17, 2006

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604)669-4771
(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

(a)

(1)   On August 17, 2006, Solar Energy Limited (“Company”) determined that the financial statements filed on Form 10-KSB for the period ended December 31, 2005 and on Form 10-QSB for the period ended March 31, 2006 should no longer be relied upon and require restatement.

(2)	The determination to restate the Company’s financial statements for the periods given was reached in connection with comments made by the U.S. Securities and Exchange Commission. The Company’s board of directors determined that a restatement is warranted for the following reasons:

o	to reallocate the classification of warrants, totaling $963,500, on the respective balance sheets from Derivatives under Liabilities to Additional Paid In Capital under Stockholders’ Equity;
o	to disclose a non-current provision of $967,500 on the respective balance sheets under Liabilities for an estimated loss on the contract with Diatom Corporation;
o	to amend Note 1(a) to expand the disclosure related to the acquisition of Planktos, Inc. and D2 Fusion Inc.; and
o	to include Note 1(j) to disclose the methodology utilized for evaluating goodwill for impairment.

(3)	The Company’s chief executive officer, chief financial officer and principal accounting officer has discussed the matters disclosed in this Item 4.02(a) with the Company’s auditor, Chisholm, Bierwolf & Nilson, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited                                          Date

      By: /s/ Andrew Wallace                               August 30, 2006

Name: Andrew Wallace

Title: Chief Executive Officer